Exhibit 10.8


                          BUSINESS CONSULTING AGREEMENT

AGREEMENT, made and entered into January 3, 2002, by and between Edward T. Whelan and Edward Meyer, Jr., Individually, of Xcel Associates, Inc. a New Jersey Corporation, with offices located at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730 and ("Whelan and Meyer") ") and Military Resale Group, Inc., a publicly traded New York Corporation with offices located at 2180 Executive Circle, Colorado Springs, CO 80906 ("MYRG").

                              W I T N E S S E T H:
                              - - - - - - - - - --

         WHEREAS, Whelan and Meyer provides consultation and advisory services relating to business management and marketing; and

         WHEREAS, MYRG desires to utilize Whelan and Meyer services in connection with its operations.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Whelan and Meyer and MYRG hereby agree as follows:

1. CONSULTING SERVICES. Effective as of January 3, 2002, by and subject to the terms and conditions herein contained, Whelan and Meyer shall provide business management, marketing consultation and advisory services to MYRG. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as Whelan and Meyer shall deem necessary or appropriate for MYRG's business.

2. PAYMENT. In consideration for the services of Whelan and Meyer to be provided hereunder shall be $12,000 worth of restricted MYRG shares per month. The shares shall be issued at the end of each quarter March 31, 2002, June 30, 2002, September 31, and December 31, 2002. The number of shares to be issued will be determined by the average bid price multiple by .80 or 80%. The shares are to be issued equally between the name of Edward Meyer, Jr. SS# ###-##-#### and Edward
T. Whelan, SS# ###-##-####. Please have all the certificates delivered to 224 Middle Road, Hazlet, New Jersey 07730.

 3. EXPENSES. MYRG shall reimburse Whelan and Meyer for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of MYRG pursuant to this Agreement. Whelan and Meyer shall provide receipts and vouchers to MYRG for all expenses for which reimbursement is claimed.

4. INVOICES. All pre-approved invoices for services provided to MYRG and expenses incurred by Whelan and Meyer in connection therewith shall be payable in full within ten (10) days of the date of such invoice. Payment of invoices shall be made by check made payable to the individual rendering the pre-approved service and mailed to 224 Middle Road, Hazlet NJ 07730 within the allotted ten
(10) days.


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5. PERSONNEL. Whelan and Meyer shall be an independent contractor and no personnel utilized by Whelan and Meyer in providing services hereunder shall be deemed an employee of MYRG. Moreover, neither Whelan nor Meyer nor any other such person shall be empowered hereunder to act on behalf of MYRG. Whelan and Meyer shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of MYRG, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. TERM AND TERMINATION. This Agreement shall be effective from February 21, 2002 and shall continue in effect for a period of 12 months thereafter. This Agreement may be renewed for a provisional six-month period thereafter, upon mutual agreement of the parties.

7. NON-ASSIGNABILITY. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

8. CONFIDENTIALITY. Neither Whelan nor Meyer nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of MYRG with respect to MYRG's business or finances that was obtained in the course of performing services provided for herein.

9. LIMITED LIABILITY. Neither Whelan and Meyer nor any of its consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to MYRG that may arise out of or in connection with any services performed by Whelan and Meyer hereunder.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

11. NOTICE. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

12. NO OTHER AGREEMENTS. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

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IN WITNESS WHEREOF, MYRG, Whelan and Meyer have dully executed this Agreement as of the day and year first above written.

MILITARY RESALE GROUP, INC.                          CONSULTANTS


----------------------------                        ----------------------------
By: Ethan D. Hokit, President                             By:  Edward T. Whelan


                                                    ----------------------------
                                                          By:  Edward Meyer, Jr.


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